SECURITIES AND EXCHANGE COMMISSION


                     Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  March 29, 1995



               JAMES RIVER CORPORATION OF VIRGINIA
     (Exact name of registrant as specified in its charter)


                            Virginia
         (State or other jurisdiction of incorporation)


            1-7911                           54-0848173
   (Commission File Number)     (IRS Employer Identification Number)


         120 Tredegar Street, Richmond, Virginia  23219
  (Address of principal executive offices, including zip code)


 Registrant's telephone number, including area code:  (804) 644-5411

Item 5.   Other Events.

     On March 29, 1995, James River Corporation of Virginia ("James River" or the "Company") published a press release announcing that the Company's Board of Directors has approved actions which will increase the Company's focus on its North American and European Consumer Products Business. The Board of Directors approved proceeding with a spin-off to shareholders which includes a large part of the Communications Papers Business and certain specialty packaging papers operations included in its Food and Consumer Packaging Business. The spin-off transaction, which is expected to be effective by the end of the second quarter of 1995, is subject to receipt of a tax ruling from the Internal Revenue Service, the completion of financing and the final approval of the Board of Directors. These actions follow James River's announcement in September 1994 that the Company was studying a number of strategic options, the overall goals of which were to narrow the focus of the Company, reduce debt, reduce cyclicality and maximize total shareholder value. A copy of the press release is filed herewith as Exhibit 99.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits:

      99 Press release dated March 29, 1995, published by the registrant -- filed herewith


                           SIGNATURES


      Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              JAMES RIVER CORPORATION OF VIRGINIA



                              By:/s/James R. Hudson, Jr.
                                    James R. Hudson, Jr.
                                    Vice President, Corporate Controller


Date:    March 30, 1995